BANKGREENVILLE FINANCIAL CORPORATION

Exhibit 32     Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of BankGreenville Financial Corporation (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.   The quarterly report of the Company for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:      November 13, 2007                                      By:    /s/ Russell T. Williams___

                                                                                                 Russel T. Williams
                                                                                                 Chief Executive Officer

Date:      November 13, 2007                                     By:    /s/ Paula S. King

                                                                                              Paula S. King

                                                                                                 Chief Financial Officer